                                                                    EXHIBIT 10.5


                    OIL AND GAS PROPERTY PURCHASE AGREEMENT

       THIS AGREEMENT is made and entered into this 18th day of September, 1995, by and between CUMBERLAND COMPANIES, INC., (hereinafter referred to as "CCI") a Nevada corporation, with its principal place of business at 4925 Greenville Avenue, Suite 1354, Dallas, Texas 75206, and RANDY J. MASON, having his principal place of business at Box 1495, Springtown, Texas 76082.

                             W I T N E S S E T H :

       WHEREAS, RANDY J. MASON has agreed to sell to CCI certain interests in oil properties as set forth in Exhibit "A" attached hereto.

       1.     Purchase Price.

              In consideration for CCI purchasing the referenced property as set forth in Exhibit "A", CCI shall pay the sum of One Million, One Hundred Eleven Thousand, Six Hundred Sixty Dollars and Ninety-Seven Cents ($1,111,660.97). Effective date to be the date of this Purchase and Sale Agreement. Said payment may be made in cash or in common stock valued at Three Dollars ($3.00) per share, or a combination of cash and stock. The common stock is to be Class A Common Stock of CCI, subject to Rule 144 under the Securities Act of 1933. Said shares shall have piggyback rights subject to terms and conditions acceptable to an underwriter approved by the management of CCI. Payment of the One Million, One Hundred Eleven Thousand, Six Hundred Sixty Dollars and Ninety-Seven Cents ($1,111,660.97) shall be made as follows:

              1.1 Two Hundred Ten Thousand One Dollar and Twenty-Two Cents ($210,001.22) payable in notes. (See attached Promissory
                     Note), and

              1.2 Nine Hundred One Thousand, Six Hundred Fifty-Nine Dollars and Seventy-Five Cents ($901,659.75), payable in Three Hundred Thousand Five Hundred Fifty-Three (300,553) shares of Common Stock.

       2.     Closing.

              The completion of the contemplated transactions is herein designated as the Closing which shall take place on or before September 30, 1995, or such other date as the parties shall mutually agree upon.

       3.     Warranties and Representations of Cumberland Companies, Inc.

              3.1.   Corporate Organization.

                     CCI is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is duly qualified to do business and has full power and authority to carry on its current business and to purchase, own, and sell its assets and properties.

              3.2    Corporate Authority.

                     The execution and delivery of this Agreement to RANDY J. MASON and the carrying out of the provisions hereof have been fully authorized by the Board of Directors of CCI.

              3.3    Binding Nature.

                     This Agreement shall be, when duly executed and delivered, a legal and binding obligation of CCI, enforceable in accordance with its terms.

              3.4    Warranties and Representations.

                     No representation or warranty by CCI in this Agreement contains, nor will it contain, any untrue statement or omission, nor will it omit to state a material fact necessary to make the statements contained herein not misleading. All representations and warranties made by CCI in this Agreement shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date.

              3.5    Litigation.

                     There are no pending, nor, to the best knowledge and belief of CCI, threatened actions or proceedings before any court of administrative agency or other authority which might or will materially or adversely affect CCI's ability or right to perform all of CCI's obligations hereunder.

       4      Warranties and Representations of RANDY J. MASON

              4.1    Property Title.

                     RANDY J. MASON hereby warrants and represents that he has good and marketable title to the properties and/or property interests, which are the subject to this Agreement, and that the properties and/or property interests are free and clear from any liens, or other obligations, and that there is no litigation pending or threatened against said properties and/or property interests.

              4.2    Authority to Sign.

                     RANDY J. MASON warrants and represents that he has full authority, as owners of the properties and/or property interests, to enter into this Agreement with CCI.

              4.3    Binding Nature.

                     This Agreement shall be, when duly executed and delivered, a legal and binding obligation of RANDY J. MASON, enforceable in accordance with its terms.

              4.4    Warranties and Representations.

                     No representation or warranty by RANDY J. MASON in this Agreement contains, nor will it contain, any untrue statement or omission, nor will it omit to state a material fact necessary to make the statements contained herein not misleading. All representations and warranties made by RANDY J. MASON in this Agreement shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date.

              4.5    Litigation.

                     There are no pending, nor to the best knowledge and belief of RANDY J. MASON, threatened actions or proceedings before any court or administrative agency or other authority which might or will materially or adversely affect RANDY J. MASON'S obligations hereunder.

       5.     Miscellaneous

              5.1    Brokerage.

                     Each party hereto represents and warrants to the other that no broker or finder is entitled to any commission, or similar fees, in connection with the making and carrying out of this Agreement.

              5.2    Sales Tax.

                     Any sales taxes which may be payable in connection with the transfer of the assets described shall be borne solely by RANDY J. MASON.

              5.3    Notices and Communications.

                     Any notice, payment request, instruction, or other document to be delivered hereunder shall be deemed sufficiently given if in writing and delivered personally or mailed by Certified Mail, postage prepaid, if to CCI addressed to CUMBERLAND COMPANIES, INC. at the address first set forth above, and if addressed to RANDY J. MASON, at the address first set forth above, unless in each case CCI or RANDY J. MASON shall have notified the other in writing of a different address.

              5.4    Non-Waiver.

                     No delay or failure on their part or either part in exercising any right hereunder, and no partial or single exercise thereof, will constitute a waiver of such right or any other right hereunder.

              5.5    Headings.

                     Headings in this Agreement are for convenience only and are not to be used for interpreting or construing any provision hereof.

              5.6    Governing Law.

                     This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada.

              5.7    Counterparts.

                     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              5.8    Binding Nature.

                     The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and/or assigns.

              5.9    Survival of Representations and Warranties.

                     Except as otherwise expressly provided in this Agreement or the Exhibit "A" attached, the representations and warranties of CCI and RANDY J. MASON extended hereunder shall survive the Closing. Each party against whom liability is asserted under the provisions of this Agreement shall be given the opportunity to participate, directly or through its authorized representative, at the cost and expense, in the conduct of any negotiations relating to the statements of any liability or any other proceeding instituted by any third party against either CCI or RANDY J. MASON, as the case may be, giving rise to alleged breach.

              5.10   Expenses.

                     Except as otherwise expressly provided herein, each party shall pay all of its own expenses incidental to the negotiations and preparation of the documentation relating to this Agreement and for entering into and carrying out the terms and conditions of this Agreement and consummating the transactions, irrespective of whether the transactions contemplated shall be consummated.

              5.11   Payment of Taxes.

                     All fees, costs, charges, and expenses payable to any federal, state, or municipal authority, including without limitations, all filing fees, documentary stamps and transfer, sales and other taxes required to be paid, or imposed in connection with the transfer of any of RANDY J. MASON assets pursuant to the terms of this Agreement shall be paid by RANDY J. MASON.

              5.12   Amendments, Successors and Assigns.

                     This Agreement may be amended only by an instrument signed by the authorized representatives of the parties hereto. Neither party may assign any of its rights, obligations, or liabilities arising hereunder without the prior written consent of the other, except as otherwise provided herein, and any such assignment or attempted assignment shall be null and void.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.


CUMBERLAND COMPANIES, INC.

By: /s/ C. E. Justice                   /s/ RANDY J. MASON
   ------------------------------       ----------------------------------------
   C. E. Justice, President             Randy J. Mason

Date: 9-18-95                           Date: 9-18-95
     ----------------------------            -----------------------------------

                              E X H I B I T  " A "

                                30-WELL PROJECT

WELL LISTING:

      WELLS                       WELL NO.                  LEASE NO.
--------------------------------------------------------------------------------
Adams #1 Well                     41-(10100)                41-001
Adams #2 Well                     41-(10110)                41-001
E.R. Battle "A" Well              41-(10500)                41-002
J.C. Carr 499 #1 Well             41-(11110)                41-003
J.C. Carr 499 #3 Well             41-(11115)                41-003
Cook #1 Well                      41-(11210)                41-004A,B,C,D,E,F
Docktor #1 Well                   41-(11510)                41-005
Docktor #2 Well                   41-(11515)                41-005
Docktor #3 Well                   41-(11520)                41-005
Donaway Well                      41-(11575)                41-006
Donaway Well                      41-(11580)                41-006
Fleming #1 Well                   41-(12500)                41-007
Isenhower A #1 Well               41-(14350)                41-008
Isenhower A #2 Well               41-(14355)                41-008
Isenhower A #3 Well               41-(14360)                41-008
Lawson #1 Well                    41-(15505)                41-009
Lawson #2 Well                    41-(15560)                41-009
Nan D. Ord #1 Well                41-(16750)                41-010
Nan D. Ord #2 Well                41-(16755)                41-010
Nan D. Ord #3 Well                41-(16760)                41-010
Nan D. Ord #4 Well                41-(16765)                41-010
C.C. Pippen A #1 Well             41-(17010)                41-011
C.C. Pippen A #2 Well             41-(17015)                41-011
R.W. Pruet #1 Well                41-(17250)                41-012A,B,C,D,E,F
Surles #1 Well                    41-(18015)                41-013
Surles #1A Well                   41-(18005)                41-014
Surles #2A Well                   41-(18010)                41-015
Wallenburg 490 #1 Well            41-(19505)                41-016
Wallenburg 490 #2 Well            41-(19510)                41-016
Wallenburg 490 #3 Well            41-(19515)                41-016
Wilbanks #1 Well                  41-(19650)                41-017

LEASE LISTING:

LEASE NO.     DESCRIPTION OF LEASE
--------------------------------------------------------------------------------
41-001        Oil and Gas Lease dated September 20, 1977 from Roy A. Adams and wife, Anna B. Adams, as Lessor, to F.B. Simpson, as Lessee, recorded in Volume 664, Page 187, Deed Records of Eastland
              County, Texas.

41-002        Oil, Gas and Mineral Lease dated December 7, 1983, from E. R.
              Battle and Lillian Battle, as Lessor, to H.L.M. Oil Company, as Lessee, recorded in Volume 512, Page 774, Deed Records of Callahan County, Texas.

41-003        Oil, Gas and Mineral Lease dated January 11, 1975, from J. C.
              Carr and wife, Dorothy Carr, as Lessor, to Hollensworth Oil Company, as Lessee, recorded in Volume 626, Page 569, Deed Records of Eastland County, Texas.

41-004A Oil, Gas and Mineral Lease dated September 11, 1974, from Nellie Caraway, as Lessor, to West Artesia Transmission Co., as Lessee, recorded in Volume 406, Page 29, Deed Records of Stephens County, Texas.

41-004B Oil, Gas and Mineral Lease dated September 11, 1974, from Aquilla Sudderth, as Lessor, to West Artesia Transmission Co., as Lessee, recorded in Volume 406, Page 31, Deed Records of Stephens
              County, Texas.

41-004C       Oil, Gas and Mineral Lease dated September 18, 1974, from Charles
              J. Katz & Meyer Katz, Executors of the Estates of Sid Katz and Estelle M. Katz, and Meyer Katz, Individually, as Lessors, to West Artesia Transmission Co., as Lessee, recorded in Volume 406, Page 33, Deed Records of Stephens County, Texas.

41-004D Oil, Gas and Mineral Lease dated August 29, 1974, from A. Charles Cook and Homer W. Feuchter, as Lessors, to West Artesia Transmission Co., as Lessee, recorded in Volume 406, Page 52, Deed Records of Stephens County, Texas.

41-004E Oil, Gas and Mineral Lease dated October 2, 1974, from Harold Lobaugh, as Lessor, to West Artesia Transmission Co., as Lessee, recorded in Volume 406, Page 399, Deed Records of Stephens County, Texas.

41-004F Oil, Gas and Mineral Lease dated September 11, 1974, from Annie Laurie Powell, W. T. Sudderth, John Sudderth, and Sue Lee, as Lessors, to West Artesia Transmission Co., as Lessor, recorded in Volume 406, Page 341, Deed Records of Stephens County, Texas.

41-005        Oil, Gas and Mineral Lease dated May 12, 1981, from Juaneva K.
              Bellomy Docktor, dealing in her separate property and Mildred Flodelle Bellomy Elliott, dealing in her separate property, as Lessors, to B. J. Thurman, as Lessee, recorded in Volume 595, Page 117, Deed Records of Young County, Texas.

41-006 Oil, Gas and Mineral Lease dated January 27, 1978, from Miss Pearl Donaway, Gerald Travis Donaway and Boyce Eugene Donaway, as Lessors, to Cal Michelson, as Lessee, recorded in Volume 671, Page 628, Deed Records of Eastland County, Texas.

41-007        Oil, Gas and Mineral Lease dated August 31, 1977, from W. D.
              Fleming and wife, Ollie Mae Fleming, and Eugene Lawson, as Lessors, to Cal Michelson, as Lessee, recorded in Volume 423, Page 295, Deed Records of Callahan County, Texas.

41-008 Oil, Gas and Mineral Lease dated August 6, 1980, from Weldon Isenhower, Wesley Isenhower, Mary Jo Johnson, Gerry Saum, Susie Harris, Hal Saum, Dorothy Jackson, Geneva Fetterly, each dealing in their separate property, as Lessors, to EnRe Corporation, as Lessee, recorded in Volume 461, Page 374, Deed Records of Callahan County, Texas.

41-009        Oil, Gas and Mineral Lease dated April 20, 1979, from W. D.
              Fleming and Eugene Lawson, as Lessors, to Cal Michelson, as Lessee, recorded in Volume 443, Page 492, Deed Records of Callahan County, Texas.

41-010        Oil, Gas and Mineral Lease dated June 11, 1979, from R. A.
              Murphy, Elizabeth Ord Groff and Nancy O. Jackson, as Lessors, to Shawnee Investments, Inc., Montgomery First Corp. and Leland D. Woodward, as Lessees, recorded in Volume 550, Page 767, Deed Records of Young County, Texas.

41-011 Oil, Gas and Mineral Lease dated February 14, 1959, from Clarence C. Pippen and wife, Jessie G. Pippen, and W. C. Pippen, Individually, and as community administrator of the Estate of himself and deceased wife, Pearl Pippen, as Lessors, to J. M. Flournoy, as Lessor, recorded in Volume 520, Page 577, Deed Records of Eastland County, Texas.

41-012A Oil, Gas and Mineral Lease dated May 1, 1980, from P.O.B. Montgomery, Jr., M. D., as Lessor, to Jones Company, as Lessee, recorded in Volume 474, Page 904, Deed Records of Callahan County, Texas, and Volume 761, Page 689, Deed Records of Eastland County, Texas.

41-012B Oil and Gas Lease dated May 1, 1980, from Marian Miller Montgomery, Individually, and First National Bank in Dallas, Trustee Under the Will of William S. Montgomery, Deceased, as Lessor, to Jones Company and EnRe Corp., as Lessor, recorded in Volume 475, Page 310, Deed Records of Callahan County, Texas, and as corrected by instrument recorded in Volume 475, Page 315, Deed Records of Callahan County, Texas.

41-012C Oil and Gas Lease dated May 1, 1980, from Frances Montgomery Williams, as Lessor, to Jones Company, as Lessee, recorded in Volume 476, Page 497, Deed Records of Callahan County, Texas.

41-012D Oil, Gas and Mineral Lease dated August 14, 1981, from Royce W. Pruet and wife, Mary Fay Pruet, as Lessors, to EnRe Corporation, as Lessee, recorded in Volume 81, Page 8528, Deed Records of Eastland County, Texas, and in Volume 478, Page 662, Deed Records of Callahan County, Texas.

41-012E Oil, Gas and Mineral Lease dated November 21, 1975, from Royce W. Pruet and wife, Mary Fay Pruet, as Lessors, to Jones Company, Ltd., as Lessee, recorded in Volume 405, Page 96, Deed Records of Callahan County, Texas.

41-012F Oil, Gas and Mineral Lease dated August 14, 1981, from Royce W. Pruet and wife, Mary Fay Pruet, as Lessors, to EnRe Corporation, recorded in Volume 478, Page 658, Deed Records of Callahan County, Texas.

41-013 Oil, Gas and Mineral Lease dated September 5, 1975, from Marston Surles and wife, Helen Surles; Phillip C. Surles and wife, Joyce
              A. Surles; and L. E. Surles and wife, Margaret Alice Surles, as Lessors, to J. H. Greer, recorded in Volume 405, Page 409, Deed Records of Callahan County, Texas.

41-014 Oil, Gas and Mineral Lease dated October 1, 1979, from Marston Surles, as duly authorized agent and attorney in fact for Phillip
              C. Surles, Joyce Ann Surles, L. E. Surles, and Margaret Alice Surles, as Lessors, to Cal Michelson, as Lessee, recorded in Volume 449, Page 286, Deed Records of Callahan County, Texas.

41-015 Oil, Gas and Mineral Lease dated October 1, 1979, from Marston Surles, as duly authorized agent and attorney in fact for Phillip
              C. Surles, Joyce Ann Surles, L. E. Surles and Margaret Alice Surles, as Lessors, to Cal Michelson, as Lessee, recorded in Volume 449, Page 283, Deed Records of Callahan County, Texas.

41-016 Order Granting Application to Lease Property for Mineral Exploration and Development at Private Sale executed by Judge Robert M. Burnet, Judge Presiding over the Guardianship of Venice Luse Wallenberg, Person and Estate, NCM, in the Probate Court No. 1 of Tarrant County, Texas, with Oil, Gas and Mineral Lease dated March 10, 1983 being executed under such above-described Order by Alwin F. Luse, Jr., temporary guardian of Venice Luse Wallenberg, as Lessor, to EnRe Corporation, as Lessee, recorded in Volume 829, Page 353, Deed Records of Eastland County, Texas.

41-017 Oil, Gas and Mineral Lease dated March 15, 1979, from Fae Wilbanks, Kale Franklin, Irene Beard, Geo Ross Miller, June Hay, Jacqueline Dames, Pauline Low, Verba Montgomery, Johnnie Ruth Webb, Gene McCort, Bryan Miller, and John B. Miller, as Lessors, to Cal Michelson, as Lessee, recorded in Volume 443, Page 133, Deed Records of Callahan County, Texas.

                              E X H I B I T  " A "

                           MALLORY - SLEMMONS PROJECT

WELL LISTING

      WELLS                       WELL NO.                  LEASE NO.
--------------------------------------------------------------------------------
Willie Mae Slemmons               43-(037850)               _____________
Mallory #1 Well                   43-(036010)               43-001A,B,C,D
Mallory #2 Well                   43-(036015)               43-001A,B,C,D
Mallory #3 Well                   43-(036020)               43-001A,B,C,D
Bert Slemmons Well                43-(037855)               43-002 A - H
Harold Slemmons #1 Well           43-(037865)               43-003 A - Q
Harold Slemmons 2D Well           43-(______)               43-003 A - Q
Curtis Slemmons Well              43-(037860)               43-_________

LEASE LISTING

LEASE NO.     DESCRIPTION OF LEASES
--------------------------------------------------------------------------------
43-001A       Oil, Gas and Mineral Lease dated August 1, 1981, from William
              Gross, as Lessor, to Mike Austin, as Lessee, recorded in Volume
              572, Page 435, Deed Records of Palo Pinto County, Texas.

43-001B Oil, Gas and Mineral Lease dated August 1, 1981, from Robert Gross, as Lessor, to Mike Austin, as Lessee, recorded in Volume 573, Page 733, Deed Records of Palo Pinto County, Texas.

43-001C Oil, Gas and Mineral Lease dated July 23, 1980, from Daube Partnership, Ltd., an Oklahoma Limited Partnership, and The Carol Sutton Trust, Carol Daube Sutton, Jack M. Newman and James
              W. Williams, Trustees, as Lessors, to Mike Austin, as Lessee, recorded in Volume 552, Page 629, Deed Records of Palo Pinto County, Texas.

43-001D Oil, Gas and Mineral Lease dated July 31, 1980, from Westheimer-Neustadt Corporation, a Delaware Corporation, as Lessor, to Mike Austin, as Lessee, recorded in Volume 552, Page 626, Deed Records of Palo Pinto County, Texas.

43-002A Oil, Gas and Mineral Lease dated January 2, 1984, from Tom A. Myers, as Court appointed Receiver for Great Central Oil Company,
              C. L. Garrett, W. A. Stagner, Olive E. Russell and J. E. Dement, as Lessors, to Austex Energy, Inc., as Lessee, recorded in Volume 632, Page 580, Deed Records of Palo Pinto County, Texas.

43-002B Oil, Gas and Mineral Lease dated January 2, 1984, from Rosa L. Boarman Truhe, as Lessor, to Austex Energy, Inc., as Lessee, recorded in Volume 632, Page 582, Deed Records of Palo Pinto County, Texas.

43-002C Oil, Gas and Mineral Lease dated January 21, 1984, from W. C. Boarman, as Lessor, to Austex Energy, Inc., as Lessee, recorded in Volume 632, Page 584, Deed Records of Palo Pinto County, Texas.

43-002D Oil, Gas and Mineral Lease dated January 2, 1984, from Truma Sue Kirkpatrick, as Lessor, to Austex Energy, Inc., as Lessee, recorded in Volume 632, Page 588, Deed Records of Palo Pinto County, Texas.

43-002E Oil, Gas and Mineral Lease dated January 17, 1984, from Marvin T. Brown, as Lessor, to Austex Energy, Inc., as Lessee, recorded in Volume 623, Page 112, Deed Records of Palo Pinto County, Texas.

43-002F Oil, Gas and Mineral Lease dated January 2, 1984, from Carolyn Boarman Elliott, as Lessor, to Austex Energy, Inc., as Lessee, recorded in Volume 632, Page 586, Deed Records of Palo Pinto County, Texas.

43-002G Oil, Gas and Mineral Lease dated January 6, 1984, from Curtis Slemmons and Margie Stoker, as Lessors, to Mike Austin, as Lessee, recorded in Volume 617, Page 314, Deed Records of Palo Pinto County, Texas.

43-002H Oil, Gas and Mineral Lease dated February 15, 1981, from Willie Mae Slemmons, as Lessor, to Mike Austin, as Lessee, recorded in Volume 562, Page 515, Deed Records of Palo Pinto County, Texas.

43-003A Oil, Gas and Mineral Lease dated January 6, 1982, from Carolyn Boarman Elliott, as Lessor, to Mike Austin, as Lessee, recorded in Volume 584, Page 545, Deed Records of Palo Pinto County, Texas.

43-003B Oil, Gas and Mineral Lease dated January 6, 1984, from W. C. Boarman, as Lessor, to Mike Austin, as Lessee, recorded in Volume 584, Page 548, Deed Records of Palo Pinto County, Texas.

43-003C Oil, Gas and Mineral Lease dated June _, 1980, but executed as of November 8, 1980, from Willie Mae Slemmons and Erby C. Slemmons, as Lessor, to Mike Austin, as Lessee, recorded in Volume 559, Page 212, Deed Records of Palo Pinto County, Texas.

43-003D Oil, Gas and Mineral Lease dated November 25, 1980, from Harold Slemmons and wife, Maxine Slemmons, as Lessors, to Mike Austin, as Lessee, recorded in Volume 557, Page 965, Deed Records of Palo Pinto County, Texas.

43-003E Oil, Gas and Mineral Lease dated August _, 1980, from David Michael Boarman, Bonita Boarman Duck, Mary Boarman McCutchen, Helen Jo Boarman Mata, Carolyn Boarman Elliott and W. C. Boarman, as Lessors, to Mike Austin, as Lessee, recorded in Volume 571, Page 362, Deed Records of Palo Pinto County, Texas.

43-003F Oil, Gas and Mineral Lease dated August _, 1980, from Ruby E. Williams and R. H. Williams, as Lessors, to Mike Austin, as Lessee, recorded in Volume 553, Page 554, Deed Records of Palo Pinto County, Texas.

43-003G Oil, Gas and Mineral Lease dated July 1, 1980, from Marvin F. Brown, Florence Boarman, Joseph R. Boarman (and Rhuben Johnston), as Lessors, to Mike Austin, as Lessee, recorded in Volume 553, Page 550, Deed Records of Palo Pinto County, Texas.

43-003H Oil, Gas and Mineral Lease dated August __, 1980, from Reuben L. Boarman, Truma Sue Kirkpatrick, Rosa L. Truhe and Robert E. Boarman, as Lessors, to Mike Austin, as Lessee, recorded in Volume 553, Page 558, Deed Records of Palo Pinto County, Texas.

43-003I Oil, Gas and Mineral Lease dated August _, 1980, from Louise Brown Blake, through her attorney-in-fact, Betty Blake White, as Lessor, to Mike Austin, as Lessee, recorded in Volume 557, Page 961, Deed Records of Palo Pinto County, Texas.

43-003J Oil, Gas and Mineral Lease dated August 15, 1981, from Helen Jo Boarman Mata, as Lessor, to Mike Austin, as Lessee, recorded in Volume 572, Page 437, Deed Records of Palo Pinto County, Texas.

43-003K Oil, Gas and Mineral Lease dated September _, 1980, from Ruth Jones, as Lessor, to Mike Austin, as Lessee, recorded in Volume 555, Page 888, Deed Records of Palo Pinto County, Texas.

43-003L Oil, Gas and Mineral Lease dated September _, 1980, from Allen F. Disharoon, Jr., and wife, Rosa Disharoon, as Lessors, to Mike Austin, as Lessee, recorded in Volume 555, Page 885, Deed Records of Palo Pinto County, Texas.

43-003M Oil, Gas and Mineral Lease dated September _, 1980, from Col. Jerry Disharoon, as Lessor, to Mike Austin, as Lessee, recorded in Volume 555, Page 882, Deed Records of Palo Pinto County, Texas.

43-003N Oil, Gas and Mineral Lease dated September _, 1980, from Terry Lynn McCullough, as Lessor, to Mike Austin, as Lessee, recorded in Volume 557, Page 364, Deed Records of Palo Pinto County, Texas.

43-003O Oil, Gas and Mineral Lease dated September _, 1980, from Jeanne Margaret Johnston, as Lessor, to Mike Austin, as Lessee, recorded in Volume 557, Page 359, Deed Records of Palo Pinto County, Texas.

43-003P Oil, Gas and Mineral Lease dated October 30, 1980, from A. D. Crawford, and wife, Elizabeth Crawford, as Lessors, to Mike Austin, as Lessee, recorded in Volume 557, Page 356, Deed Records of Palo Pinto County, Texas.

43-003Q Oil, Gas and Mineral Lease dated June 15, 1981, from Margie Slemmons Stoker, as Lessor, to Mike Austin, as Lessee, recorded in Volume 569, Page 480, Deed Records of Palo Pinto County, Texas.

43-004A Oil, Gas and Mineral Lease dated November 25, 1980, from Harold Slemmons and wife, Maxine Slemmons, as Lessors, to Mike Austin, as Lessee, recorded in Volume 557, Page 965, Deed Records of Palo Pinto County, Texas.

43-004B Oil, Gas and Mineral Lease dated July 31, 1980, from Westheimer-Neustadt Corporation, a Delaware Corporation, as Lessor, to Mike Austin, as Lessee, recorded in Volume 552, Page 623, Deed Records of Palo Pinto County, Texas.